Exhibit 3.3 AMENDED AND RESTATED BYE-LAWS OF GATES INDUSTRIAL CORPORATION LTD.

TABLE OF CONTENTS INTERPRETATION ....................................................................................................................................... 1 Definitions ........................................................................................................................................ 1 SHARES ........................................................................................................................................................ 3 Power To Issue Shares .................................................................................................................... 3 Power of the Company to Purchase its Shares ............................................................................... 3 Rights Attaching to Shares .............................................................................................................. 3 Share Certificates ............................................................................................................................. 4 Uncertificated Shares ....................................................................................................................... 5 Fractional Shares ............................................................................................................................. 5 REGISTRATION OF SHARES ..................................................................................................................... 5 Register of Shareholders ................................................................................................................. 5 Registered Holder Absolute Owner ................................................................................................. 6 Transfer of Registered Shares ......................................................................................................... 6 Transmission of Registered Shares ................................................................................................. 7 ALTERATION OF SHARE CAPITAL ............................................................................................................ 7 Power to Alter Capital ...................................................................................................................... 7 Variation of Rights Attaching to Shares ........................................................................................... 8 DIVIDENDS AND CAPITALISATION ........................................................................................................... 8 Dividends ......................................................................................................................................... 8 Power to Set Aside Profits ............................................................................................................... 9 Method of Payment .......................................................................................................................... 9 Capitalisation .................................................................................................................................... 9 MEETINGS OF SHAREHOLDERS .............................................................................................................. 9 Annual General Meetings ................................................................................................................ 9 Special General Meetings ................................................................................................................ 9 Notice and Record Date ................................................................................................................. 10 Giving Notice and Access .............................................................................................................. 10 Postponement of General Meeting ................................................................................................ 11 Electronic Participation in General Meetings ................................................................................. 11 Quorum at General Meetings ......................................................................................................... 11 Chair to Preside at General Meetings ............................................................................................ 11 Voting on Resolutions .................................................................................................................... 11 Voting by Joint Holders of Shares .................................................................................................. 12 Instrument of Proxy ........................................................................................................................ 12 Representation of Corporate Shareholder ..................................................................................... 13 Adjournment of General Meeting ................................................................................................... 13 Written Resolutions ........................................................................................................................ 13 Directors' Attendance at General Meetings ................................................................................... 14 Order of Business .......................................................................................................................... 14 Advance Notice of Director Nominations and Other Business ...................................................... 15 Disclosure Requirements ............................................................................................................... 16 DIRECTORS AND OFFICERS ................................................................................................................... 17 Number of Directors ....................................................................................................................... 17 Term of Office of Directors ............................................................................................................. 17

Election of Directors ....................................................................................................................... 17 No Alternate Directors .................................................................................................................... 18 Removal of Directors ...................................................................................................................... 18 Vacancy in the Office of Director ................................................................................................... 18 Directors to Manage Business ....................................................................................................... 19 Powers of the Board of Directors ................................................................................................... 19 Register of Directors and Officers .................................................................................................. 20 Appointment of Officers .................................................................................................................. 20 Appointment of Secretary and Resident Representative ............................................................... 20 Duties of Officers ............................................................................................................................ 20 Duties of the Secretary ................................................................................................................... 21 Remuneration of Officers and Directors ......................................................................................... 21 Conflicts of Interest ........................................................................................................................ 21 Indemnification and Exculpation of Directors and Officers ............................................................ 21 MEETINGS OF THE BOARD OF DIRECTORS ......................................................................................... 23 Board Meetings .............................................................................................................................. 23 Notice of Board Meetings ............................................................................................................... 23 Electronic Participation in Meetings ............................................................................................... 24 Quorum at Board Meetings ............................................................................................................ 24 Board to Continue in the Event of Vacancy ................................................................................... 24 Chair to Preside ............................................................................................................................. 24 Written Resolutions ........................................................................................................................ 24 Validity of Prior Acts of the Board .................................................................................................. 24 CORPORATE RECORDS .......................................................................................................................... 24 Minutes ........................................................................................................................................... 24 Place Where Corporate Records Kept ........................................................................................... 25 Form and Use of Seal .................................................................................................................... 25 ACCOUNTS ................................................................................................................................................ 25 Books of Account ........................................................................................................................... 25 Financial Year End ......................................................................................................................... 25 AUDITS ....................................................................................................................................................... 25 Annual Audit ................................................................................................................................... 25 Appointment of Auditor ................................................................................................................... 26 Remuneration of Auditor ................................................................................................................ 26 Duties of Auditor ............................................................................................................................. 26 Change to the Company’s Auditors ............................................................................................... 26 Access to Records ......................................................................................................................... 26 Financial Statements ...................................................................................................................... 26 Distribution of Auditor’s Report ...................................................................................................... 27 Vacancy in the Office of Auditor ..................................................................................................... 27 VOLUNTARY WINDING UP AND DISSOLUTION ..................................................................................... 27 MERGERS AND AMALGAMATIONS OR COVERED TRANSACTIONS .................................................. 27 CHANGES TO CONSTITUTION ................................................................................................................ 28 Changes to Bye-laws ..................................................................................................................... 28 Changes to the Memorandum of Association ................................................................................ 29

Discontinuance ............................................................................................................................... 29 Forum ............................................................................................................................................. 29

1 INTERPRETATION Definitions 1. In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively: "Appointed Stock Exchange" means an appointed stock exchange as defined under the Companies Act. "Auditor" includes a company, an individual or partnership. "Bermuda" means the Islands of Bermuda. "Board" means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Companies Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum. "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Bermuda are authorized or required by law to close. "Bye-laws" means these amended and restated bye-laws adopted by the Company with effect on the completion of the share exchange under the Scheme in their present form or as from time to time amended. "Companies Act" means the Companies Act 1981 as amended from time to time. "Company" means the company incorporated in Bermuda under the name of Gates Industrial Corporation Ltd. on May 13, 2026 or such other name as is thereafter adopted in accordance with the Companies Act for which these Bye-laws are approved and confirmed. “Contested Election” has the meaning set forth in Bye-law 96. "Covered Transaction" has the meaning set forth in Bye-law 151. "Director" means a director of the Company for the time being. ”Executive Officer” means any executive officer of the Company. "Hybrid Meeting" has the meaning set forth in Bye-law 61. "indemnitee" has the meaning set forth in Bye-law 116. "Independent Committee" means a committee of the Board of at least three Directors, comprised solely of members of the Board who are independent from both the Company and the proposed Covered Transaction. "notice" means the written notice as further provided in these Bye-laws unless otherwise specifically stated. "Officer" means any person appointed by the Board to hold an office in the Company.

2 "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, a limited liability partnership, an investment fund, a limited liability company, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof. "Register of Directors and Officers" means the register of directors and officers of the Company. "Register of Shareholders" means the register of members of the Company. "Registered Office" shall be at such place in Bermuda as the Board shall from time to time appoint. "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative. “SEC” means the U.S. Securities and Exchange Commission. "Secretary" means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary. "Scheme" means the scheme of arrangement to be entered into by Gates Industrial Corporation plc with its shareholders in the United Kingdom. "Shareholder" means the person registered in the Register of Shareholders as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Shareholders as one of such joint holders or all of such persons, as the context so requires. "shares" means a share in the capital of the Company of any class. "Significant Shareholder" means as of the date of the execution of a definitive agreement with respect to a Covered Transaction, a shareholder of the Company who, directly or indirectly, through one or more intermediaries, owns more than 25% of the total voting power of the issued shares entitled to vote at a general meeting of the Company and who is not, as of such date, as reasonably determined by the Company, eligible to make filings on Schedule 13G under the U.S. Exchange Act with respect to the beneficial ownership (as such term is defined under the U.S. Exchange Act) of shares of the Company held by such shareholder. "Treasury Share" means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled. 2. In these Bye-laws, where not inconsistent with the context: (a) words denoting the plural number include the singular number and vice versa; (b) words denoting the masculine gender include the feminine and neuter genders; (c) the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative; and

3 (d) unless otherwise provided herein, words or expressions defined in the Companies Act shall bear the same meaning in these Bye-laws. 3. In these Bye-laws expressions referring to "writing" or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form. 4. Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof. SHARES Power To Issue Shares 5. Subject to these Bye-laws, the Board shall have the power to issue any authorized but unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital. 6. Subject to the Companies Act, any preference shares with nominal value in any currency may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion). 7. The Company shall not issue any shares unless the consideration for such shares has been fully paid, in cash or otherwise, in accordance with the Companies Act. For avoidance of doubt, no share shall be issued as partly paid or nil paid. Any purported issuance of shares in contravention of this Bye-Law shall be null and void ab initio, and the Company shall not recognize any rights attaching to such shares, including but not limited to voting rights, dividend rights, or rights to participate in the distribution of assets upon liquidation. The Company shall not record in its Register of Shareholders any issuance of shares unless evidence of full payment has been provided and verified by the Board or its authorized representatives. Power of the Company to Purchase its Shares 8. The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Companies Act on such terms as the Board shall think fit. 9. The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Companies Act. Rights Attaching to Shares 10. Subject to Bye-law 11 or to any other resolution of the Board (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital shall be divided into shares of a single class the holders of which shall, subject to these Bye-laws: (a) be entitled to one vote per share; (b) be entitled to such dividends as the Board may from time to time declare;

4 (c) not be entitled to any pre-emption rights with respect to the issuance of shares; (d) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and (e) generally be entitled to enjoy all of the rights attaching to shares. 11. Subject to the Companies Act, the Board shall have the power to issue preference shares in one or more series, which may be so issued with such powers, designations, preferences, voting rights, rights and terms of redemption, denominated in such currencies and with such par values, and with relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as determined by the Board, including rights to (a) receive dividends (which may include rights to receive preferential or cumulative dividends), (b) distributions made on a winding up of the Company and (c) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such price or prices (subject to the Companies Act) or at such rates of exchange and with such adjustments as may be determined by the Board. 12. All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company. Share Certificates 13. Every Shareholder shall be entitled to a certificate under the common seal of the Company or bearing the signature of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Shareholder. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical or electronic means. 14. The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted. 15. The holder of any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to such holder a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or their legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate. 16. For such time as any shares of the Company are traded on an Appointed Stock Exchange, nothing in these Bye-laws shall prevent title to any shares of the Company from being evidenced and/or transferred without a written instrument in accordance with the rules or regulations applicable to shares listed on any such Appointed Stock Exchange, and the Board shall have the power to implement any arrangements which it may think fit for such evidencing and/or transfer.

5 Uncertificated Shares 17. Any Shares of the Company shall be held by Shareholders in uncertificated form, unless otherwise determined by the Board or requested by a Shareholder under Bye-law 14 and the transfer of title of shares in that class shall be made by means of the relevant system used by any Appointed Stock Exchange on which the Company’s securities are listed or any other relevant system. The Board may determine and implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of certificated shares, subject to the facilities and requirements of any Appointed Stock Exchange on which the Company's securities are listed. 18. Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form. 19. Where any class of shares is uncertificated and the Company is entitled under any provision of the Companies Act or these Bye-laws to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Act or these Bye-laws and the facilities and requirements of the relevant system: (a) to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; (b) to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice; (c) to require the holder of that uncertificated share by notice to appoint any person to take any step, including, without limitation, the giving of any instructions by means of the relevant system, necessary to transfer the share within the period specified in the notice; and (d) to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share. Fractional Shares 20. The Company may issue its shares in fractional denominations and deal with such fractions as the Board thinks expedient with respect to the rights attaching thereto, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up. REGISTRATION OF SHARES Register of Shareholders 21. The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Companies Act. Subject to the provisions of the Companies Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit regarding the keeping of

6 such registers. The Board may authorise any share on the Register of Shareholders to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register of Shareholders is maintain in accordance with the Companies Act. 22. The Register of Shareholders shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year. Registered Holder Absolute Owner 23. The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person. Transfer of Registered Shares 24. An instrument of transfer shall be in writing in such form as the Board may accept. 25. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Shareholders. 26. The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. 27. The Board shall refuse to register a transfer unless all applicable notifications, consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal. 28. The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder. 29. Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Act. 30. Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an Appointed Stock Exchange may be transferred in accordance with the rules and regulations of such exchange.

7 Transmission of Registered Shares 31. In the case of the death of a Shareholder, the remaining joint holder or holders where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder. 32. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in such form as the Board may accept. 33. On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder. 34. Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders. ALTERATION OF SHARE CAPITAL Power to Alter Capital 35. The Company may, if authorised by resolution of the Board and in any manner permitted by the Companies Act: (a) divide the Company’s issued shares into several classes and attach thereto any preferential, deferred, qualified or special rights, privileges or conditions; (b) consolidate all or any of the Company’s share capital into shares of larger par value than its existing shares; (c) subdivide the Company's shares, or any of them, into shares of smaller par value than its existing shares; or (d) make provision for the issue and allotment of Shares which do not carry any voting rights. 36. The Company may, if authorised by resolution of Shareholders at a general meeting, increase, change the currency denomination of, reduce, cancel, diminish or otherwise alter its share capital in any manner permitted by the Companies Act. 37. Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

8 Variation of Rights Attaching to Shares 38. If, at any time, the share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing or with the sanction of a resolution passed by holders representing at least seventy five percent (75%) of the issued shares of such class at a separate meeting of the holders of such class of shares at which meeting the necessary quorum shall be one or more persons holding or representing by proxy at least one-third in nominal value of the issued shares of the relevant class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by: (a) the creation or issue of further shares ranking in priority to, pari passu therewith, or subsequent to any existing share or class of shares (including, without limitation, any preference shares issued); (b) the purchase, redemption, or other repurchase of any shares by the Company; (c) any alteration of the Company's share capital in accordance with the Companies Act and these Bye-laws; (d) the adoption, implementation, amendment, operation, or effects of any shareholder rights plan in accordance with these Bye-laws, including the issuance of rights, shares, or other securities in connection therewith. DIVIDENDS AND CAPITALISATION Dividends 39. The Board may, subject to these Bye-laws and in accordance with the Companies Act, declare a dividend or a distribution out of contributed surplus to be paid or distributed to the Shareholders, in proportion to the number of shares held by them, and such dividend or distribution may be paid or distributed in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. The Board may, subject to these Bye-laws and in accordance with the Companies Act, pay preferential or cumulative dividends to holders of preference shares. 40. The Board may fix any date as the record date for determining the Shareholders entitled to receive any dividend. 41. Each share is entitled to the same dividend per share if any are declared with respect to such class. 42. The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company and of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

9 43. Unless otherwise specified in the terms and conditions of issue of the relevant class of shares, no unpaid dividend or distribution shall bear interest as against the Company. Power to Set Aside Profits 44. The Board may, before declaring a dividend or distribution, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or distributions or for any other purpose. Method of Payment 45. Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Shareholder at such Shareholder’s address in the Register of Shareholders, or to such person and to such address as the holder may in writing direct. 46. In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Shareholders, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one of the joint holders can give an effectual receipt for any dividend paid in respect of such shares. 47. The Board may deduct from the dividends or distributions payable to any Shareholder all moneys due from such Shareholder to the Company on account of calls or otherwise. Capitalisation 48. The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders. MEETINGS OF SHAREHOLDERS Annual General Meetings 49. Subject to any rights to waive the annual general meeting pursuant to the Companies Act, the annual general meeting shall be held in each year (other than the year of incorporation) at such place, date and hour as shall be fixed by the Board. Special General Meetings 50. The Board may convene a special general meeting whenever in their judgment they shall think fit to be held at such place, date and hour as fixed by the Board. The Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed duly to convene a special general meeting and the provisions of the Companies Act shall apply.

10 Notice and Record Date 51. At least 10 clear days but no more than 60 clear days' notice of an annual general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the place, date and hour at which the meeting is to be held and the general nature of the business to be considered. 52. At least 10 clear days but no more than 60 clear days' notice of a special general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting. 53. The Board may fix any date as the record date for determining the Shareholders entitled to receive notice of and to vote at any general meeting. 54. A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by: (i) in the case of an annual general meeting, all the Shareholders entitled to attend and vote thereat; and (ii) in the case of a special general meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares having a right to attend and vote thereat or one Shareholder if there is only one Shareholder. 55. The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. Giving Notice and Access 56. A notice may be given by the Company to a Shareholder: (a) by delivering it to such Shareholder in person; or (b) by sending it by letter mail or courier to such Shareholder’s address in the Register of Shareholders; or (c) by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Shareholder to the Company for such purpose; or (d) by delivering it in accordance with the provisions of the Companies Act pertaining to the delivery of electronic records by publication on a website. 57. Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares. 58. Any notice (save for one delivered in accordance with Bye-law 56(d) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means.

11 59. In the case of information or documents delivered in accordance with Bye-law 56(d) service shall be deemed to have occurred when the requirements of the Companies Act in that regard have been met. Postponement of General Meeting 60. The Secretary may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Shareholders before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with these Bye-laws. Electronic Participation in General Meetings 61. The Board may, in its sole discretion, determine that any general meeting may be held as (a) an in-person meeting; (b) a combined in-person and virtual general meeting (a “Hybrid Meeting”); or (c) a fully virtual meeting and Shareholders participation in any such a meeting shall constitute presence in person at such meeting. Quorum at General Meetings 62. At any general meeting a quorum shall be present if at least one Shareholder representing at least the majority of the voting rights of all the Shareholders entitled to vote at the relevant meeting is present at the general meeting or represented by proxy, and such Shareholder shall form a quorum for the transaction of business at any general meeting held during such time. 63. If at the time appointed for any general meeting a quorum is not present, then the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine, or may be cancelled at the discretion of the Secretary. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws. Chair to Preside at General Meetings 64. The chair of the Board or a delegee of the chair of the Board shall act as chair of the meeting at all general meetings. If there is no such chair of the Board, or if at any meeting the chair or their delegee is not present within five minutes after the time appointed for holding the meeting or is unwilling to act as chair of the meeting, the Board may designate any Director or Officer to act as chair of any general meeting, and only the Board may further provide for determining who shall act as chair of any general meeting of shareholders in the absence of the chair of the Board and such designee. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, and in accordance with the Companies Act, the chair of any general meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Voting on Resolutions 65. Subject to the Companies Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of

12 the votes cast by Shareholders entitled to vote thereon, and in the case of an equality of votes the proposed resolution shall fail. 66. At any general meeting a resolution put to the vote of the meeting shall be voted on by way of a poll. Subject to any rights or restrictions for the time being lawfully attached to any class of shares, and subject to these Bye-laws, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy. Such vote shall be counted (a) by ballot, as described herein, or (b) in the case of a general meeting at which one or more Shareholders are present by telephone, electronically or by other communication facilities or means, in such manner as the chair of the meeting may direct. The result of such poll shall be deemed to be the resolution of the meeting. 67. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. 68. At any general meeting if an amendment is proposed to any resolution under consideration and the chair of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. 69. In the case of an in-person meeting or Hybrid Meeting, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record their vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast their vote in such manner as the chair of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by an independent inspector appointed by the Board or the chair of the meeting for the purpose and the result of the poll shall be declared by the chair of the meeting. Voting by Joint Holders of Shares 70. In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders. Instrument of Proxy 71. An instrument appointing a proxy shall be in writing in such form as the chair of the meeting or, in the case of a written resolution, the Board shall accept. 72. The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or sent with the written resolution, or in any instrument of proxy sent out by the Company in relation to the meeting or written resolution on which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid. 73. A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent such Shareholder and vote on such Shareholder's behalf in respect of different shares.

13 74. The decision of the chair of any general meeting or, in the case of a written resolution, the Board as to the validity of any appointment of a proxy shall be final. Representation of Corporate Shareholder 75. A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives. 76. Notwithstanding the foregoing, the chair of the meeting may accept such assurances as they think fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder. Adjournment of General Meeting 77. The chair of a general meeting may adjourn the meeting at any time if: (a) a quorum is not present, in which case Bye-law 63 shall apply; or (b) it is likely to be impractical to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present; or (c) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or (d) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted; or (e) the chair of the meeting considers, in good faith, any other reason to warrant an adjournment. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws. Written Resolutions 78. Subject to these Bye-laws, anything which may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Shareholders may, without a meeting, be done by unanimous written resolution in accordance with this Bye-law. Such written resolution may be signed by each Shareholder or its proxy, or in the case of a Shareholder that is a corporation by its representative on behalf of such Shareholder. 79. Notice of a proposed written resolution shall be given, and a copy of the proposed written resolution shall be circulated to all Shareholders who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Shareholder does not invalidate the passing of a written resolution.

14 80. A written resolution is passed when it is signed by (or, in the case of a Shareholder that is a corporation, on behalf of), the Shareholders who at the date that the notice is given represent all of the total voting power of the issued shares entitled to vote on such matter. 81. A written resolution may be signed in any number of counterparts. 82. A written resolution made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favour of a resolution shall be construed accordingly. 83. A written resolution made in accordance with this Bye-law shall constitute minutes for the purposes of the Companies Act. 84. Bye-laws 78 to 83 shall not apply to: (a) a resolution passed to remove an Auditor from office before the expiration of such Auditor's term of office; or (b) a resolution passed for the purpose of removing a Director before the expiration of such Director's term of office. 85. For the purposes of Bye-laws 78 to 83, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of) the last Shareholder whose signature results in all of the total voting power of the issued shares entitled to vote on such matter being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with Bye-laws 78 to 83, a reference to such date. Directors' Attendance at General Meetings 86. The Directors shall be entitled to receive notice of, attend, and be heard at any general meeting. Order of Business 87. At any annual general meeting, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual general meeting, and proposals of other business to be properly brought before an annual general meeting, nominations and proposals of other business must be (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly made at the annual general meeting, by or at the direction of the Board, or (iii) otherwise properly requested to be brought before the annual general meeting by a Shareholder in accordance with the applicable provisions of Bye-laws 90, 91 and 92. For nominations of persons for election to the Board or proposals of other business to be properly requested by a Shareholder to be made at an annual general meeting, a Shareholder must be a Shareholder of record at the time of giving of notice of such annual general meeting by or at the direction of the Board and at the time of the annual general meeting, be entitled to vote at such annual general meeting, and comply with the procedures set forth in Bye-laws 90, 91 and 92 as to such nomination or business.

15 88. At any special general meeting, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Company’s notice of meeting (or any supplement thereto). To be properly brought before a special general meeting, proposals of business must be (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the special general meeting, by or at the direction of the Board, or (iii) otherwise properly requested to be brought before the special general meeting by a Shareholder who must be a Shareholder of record at the time of giving of notice of such special general meeting and at the time of the special general meeting, be entitled to vote at such special general meeting, and comply with the procedures set forth in Bye-laws 90, 91 and 92 as to such business. At any special general meeting, only such nominations of persons for election to the Board may be made at a special general meeting at which directors are to be elected, as shall have been properly brought before the meeting. For nominations to be properly made at a special general meeting, nominations must be (i) specified in the Company’s notice of meeting (or any supplement thereto), by or at the direction of the Board, or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any Shareholder who is a Shareholder of record at the time of giving of notice of such special general meeting and at the time of the special general meeting, is entitled to vote at the meeting and complies with the procedures set forth in Bye-laws 90, 91 and 92 as to such nomination. 89. If the chair of the Board (or other person presiding over the relevant general meeting) determines that a nomination or any business brought before a general meeting was not made in accordance with these Bye-laws, the chair of the Board (or such other person presiding over the relevant general meeting) shall declare to the meeting that the nomination or business brought before the general meeting was defective and same shall be disregarded. Advance Notice of Director Nominations and Other Business 90. Without qualification or limitation, for any nominations or any other business to be properly brought before a general meeting by a Shareholder pursuant to Bye-laws 87 or 88, as applicable, the Shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for Shareholder action. (a) To be timely, a Shareholder’s notice with respect to an annual general meeting shall be delivered to the Secretary at the Registered Office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of the 90th day prior to the date of such annual general meeting, or, if the first public announcement of the date of such annual general meeting is less than 100 days prior to the date of such annual general meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a Shareholder’s notice as described above. (b) To be timely, a Shareholder’s notice with respect to a special general meeting shall be delivered to the Secretary at the Registered Office not earlier than the close of business on the 120th day prior to the date of such special general meeting and not later than the

16 close of business on the later of the 90th day prior to the date of such special general meeting or, if the first public announcement of the date of such special general meeting is less than 100 days prior to the date of such special general meeting, the 10th day following the day on which public announcement is first made of the date of the special general meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special general meeting, or the public announcement thereof, commence a new time period for the giving of a Shareholder’s notice as described above. Disclosure Requirements 91. To be in proper form, a Shareholder’s notice (whether given pursuant to Bye-laws 87 or 88) to the Secretary must include the following, as applicable. (a) As to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a Shareholder’s notice must set forth: (i) the name and address (x) of such Shareholder, as they appear on the Company’s books, (y) of such beneficial owner, if any, and (z) of their respective affiliates or associates; (ii) a representation that the Shareholder is a holder of shares in the Company and that the Shareholder intends to vote such shares at such meeting, including the class, series and number of shares of each class or series of shares (if any) of the Company that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Shareholder (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfilment of a condition) and the date or dates on which such shares were acquired; and (iii) any other information relating to such Shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a Contested Election pursuant to Section 14 of the U.S. Exchange Act and the rules and regulations promulgated thereunder. (b) As to each person, if any, whom the Shareholder proposes to nominate for election or re- election to the Board, a Shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a Contested Election pursuant to Section 14 of the U.S. Exchange Act and the rules and regulations promulgated thereunder; and (ii) the nominee’s written consent to being named as a nominee in the proxy statement or meeting notice and serving as a director if elected (or re-elected).

17 (c) If the notice relates to any other business that the Shareholder proposes to bring before the meeting, a Shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Shareholder and beneficial owner, if any, in such business; (ii) the full text of the proposal or business (including the text of any resolutions proposed for consideration); and (iii) a description of all agreements, arrangements and understandings between such Shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder. 92. Notwithstanding the provisions of Bye-laws 87, 88, 90, or 91, a Shareholder shall also comply with all applicable requirements of the Companies Act and of the U.S. Exchange Act with respect to the matters set forth in Bye-laws 87, 88, 90, or 91. Nothing in Bye-laws 87, 88, 90, or 91 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the U.S. Exchange Act, subject in each case to compliance with the U.S. Exchange Act. DIRECTORS AND OFFICERS Number of Directors 93. The number of directors that shall constitute the entire Board shall be fixed, from time to time, exclusively by the Board, subject to the rights of the holders of any series of preference shares with respect to the election of directors, if any. The Board shall consist of a minimum of two directors and such maximum number as the Board may from time to time determine. Term of Office of Directors 94. Directors shall hold office for such term as the Shareholders may determine or, in the absence of such determination, until the earlier of the next annual general meeting; when their successors are elected or appointed; or their office is otherwise vacated in accordance with these Bye-laws. Election of Directors 95. The Board of Directors shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose. 96. At any general meeting duly called and held for the election or re-election of directors at which a quorum is present, directors shall be elected by a resolution passed by the affirmative votes of a majority of the votes cast by Shareholders entitled to vote on the election of directors. If the total number of director nominees properly nominated in accordance with these Bye-laws exceeds the number of directors to be elected as of the record date for such general meeting (a “Contested Election”), the directors with the greatest number of votes are elected in descending order until the

18 number of directors to be elected at such meeting is satisfied. Following their election, all Directors, upon election or appointment (except upon re-election at an annual general meeting), must provide written acceptance of their appointment in such form as the Board may think fit, by notice in writing to the Registered Office within 30 days of their appointment. No Alternate Directors 97. No Director may appoint an alternate director to act in their place, and any purported appointment of an alternate director shall be void and of no force or effect. Removal of Directors 98. Subject to any provision to the contrary in these Bye-laws, the Shareholders entitled to vote for the election of Directors may, at any special general meeting called for such purpose and convened and held in accordance with these Bye-laws, remove a Director with or without cause upon the affirmative votes of a majority of the votes cast by Shareholders entitled to vote thereon at a general meeting provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director no fewer than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal. 99. If a Director is removed from the Board under this Bye-law, any vacancies in the Board shall be filled in accordance with Bye-law 101. A Director so appointed shall hold office for a term that shall coincide with the remaining term of the Director whose vacancy such Director was appointed to fill in accordance with Bye-law 94. Vacancy in the Office of Director 100. The office of Director shall be vacated if the Director: (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by applicable law, rule or listing regulations; (b) is or becomes bankrupt or insolvent; (c) is or becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that such Director's office is vacated, or dies; (d) resigns their office by notice to the Company; or (e) does not receive the requisite approval of Shareholders for their re-election pursuant to Bye-law 96. 101. The Board, by the affirmative vote of a majority of the remaining Directors then in office (even if less than a quorum) shall have the power to appoint any person as a Director to fill a vacancy on the Board for any reason including as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the term of the Director whose vacancy such Director was appointed to fill, and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors

19 constituting the Board shall shorten the term of any incumbent Director. In case the entire Board shall die or resign, the Secretary may call and cause notice to be given for a special general meeting of Shareholders in the same manner that the chair of the Board may call such a meeting, and Directors for the unexpired terms may be elected at such special general meeting. 102. The Shareholders in general meeting shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring for any reason including as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board. Directors to Manage Business 103. The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Companies Act or by these Bye-laws, required to be exercised by the Company in any general meeting. Powers of the Board of Directors 104. The Board may: (a) appoint, suspend, or remove any manager, chief financial officer, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties; (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party; (c) appoint, suspend, or remove one or more person(s) (who may or may not be a Director) to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company, and may fix their remuneration; (d) appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business; (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney; (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

20 (g) designate one or more committees, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board, and each such committee to consist of one or more directors of the Company, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board as may be delegated to such committee in the management of the business and affairs of the Company; provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time; (h) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit; (i) present any petition and make any application in connection with the liquidation or reorganisation of the Company; (j) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and (k) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company. Register of Directors and Officers 105. The Secretary shall establish and maintain a Register of the Directors and Officers of the Company as required by the Companies Act. The Register of the Directors and Officers shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of the Directors and Officers may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year. Appointment of Officers 106. The Board may appoint such officers (who may or may not be Directors) as the Board may determine. Appointment of Secretary and Resident Representative 107. The Secretary and Resident Representative, if necessary, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. Duties of Officers 108. The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

21 Duties of the Secretary 109. The duties of the Secretary shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board. Remuneration of Officers and Directors 110. The Officers shall receive such remuneration as the Board or a committee of the Board may determine. The Directors shall receive such remuneration as the Board or a committee of the Board may determine. Conflicts of Interest 111. Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company. 112. A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall not be permitted to vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may not be counted in the quorum for such meeting. 113. For the purposes of these Bye-laws, in addition to any interests they would be deemed to be interested in under the provisions of the Companies Act, a Director shall be considered to be interested in a contract or proposed contract or arrangement with the Company if such contract, proposed contract or arrangement is between any member of a Director's immediate family and the Company (where "immediate family" shall mean father, mother, step-father, step-mother, sibling (including stepsiblings and adopted siblings), spouse, domestic partner, child (including step-child or adopted child) or grandchild). 114. Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that they are a director or officer or have an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made. Indemnification and Exculpation of Directors and Officers 115. To the fullest extent permitted by the Companies Act, a Director of the Company shall not be liable to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a Director. Any repeal or modification of this Bye-law 115 shall be prospective only and shall not adversely affect any limitation, right or protection of a Director existing at the time of such repeal or modification. 116. Without limitation of any right conferred by Bye-law 115, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative

22 (hereinafter a "proceeding"), by reason of the fact that such person is or was a Director, Officer or Resident Representative of the Company, or is or was serving at the request of the Company as a director, officer, Resident Representative, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, and regardless of whether there is found to be any potential defect in their appointment or election and is thereby acting under the reasonable belief that the director or officer was properly appointed or elected (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, Resident Representative, employee or agent or in any other capacity while serving as a director, officer, Resident Representative, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Companies Act against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided always that the indemnity contained in this Bye- Law shall not extend to any matter which would render it void pursuant to the Companies Act or other applicable law, rule or listing regulations and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, Resident Representative, employee or agent, as applicable, and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators; provided, however, except as provided in Bye-law 117 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board. An indemnitee shall not be liable for actions or omissions or otherwise of any other indemnitees. The right to indemnification conferred in this Bye-law 116 shall be a contract right and shall include the right to be paid by the Company, the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however that the advancement of expenses is authorized by the Board, and only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that any allegation of fraud or dishonesty is proved against the indemnitee. The advancement of expenses would not be paid unless the advancement was duly authorized upon a determination that the indemnification of the indemnitee was appropriate because the indemnitee had met the standard of conduct which would entitle the indemnitee to indemnification and further the determination referred to above must be made by a majority vote of the Board at a meeting duly constituted by a quorum of Directors not party to the proceedings in respect of which the indemnification is, or would be, claimed; or, in the case such meeting cannot be constituted by lack of disinterested quorum by an independent third party. 117. If a claim under Bye-law 116 is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 30 days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Companies Act. In any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Companies Act. Neither the failure of the Company (including the Board, independent legal counsel, or the Shareholders) to have made a

23 determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Companies Act, nor an actual determination by the Company (including the Board, independent legal counsel or the Shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Bye-law or otherwise shall be on the Company. 118. Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer, nor shall such waiver extend to any claims of violations of the Securities Act of 1933 (the “U.S. Securities Act”) or the U.S. Exchange Act which waiver would be prohibited by Sections 14 of the U.S. Securities Act and 29(a) of the U.S. Exchange Act. 119. The rights to indemnification and to the advancement of expenses conferred in Bye-law 116 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Bye-laws, agreement, vote of Shareholders or disinterested Directors, or otherwise. 120. The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a Director, Officer, Resident Representative, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, Resident Representative, employer or agent of another company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Companies Act. MEETINGS OF THE BOARD OF DIRECTORS Board Meetings 121. The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the Directors and in the case of an equality of votes of the Directors the resolution shall fail. Notice of Board Meetings 122. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director orally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

24 Electronic Participation in Meetings 123. Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Quorum at Board Meetings 124. At all meetings of the Board, a majority of Directors constituting the Board shall constitute a quorum for the transaction of business. Board to Continue in the Event of Vacancy 125. The Board may act notwithstanding any vacancy in its number but, subject to Bye-law 101, if and so long as its number is reduced below the minimum number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company. Chair to Preside 126. Unless otherwise agreed by a majority of the Directors attending, the chair of the Board, if there be one, and if not, the chief executive officer or president of the Company, if there be one, shall act as chair at all meetings of the Board at which such person is present. In their absence, a chair shall be appointed or elected by the Directors present at the meeting. Written Resolutions 127. A written resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director. Validity of Prior Acts of the Board 128. No regulation or alteration to these Bye-laws made by the Company in a general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made. CORPORATE RECORDS Minutes 129. The Board shall cause minutes to be duly entered in books provided for the purpose: (a) of all elections and appointments of Officers; (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

25 (c) of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board, meetings of managers and meetings of committees appointed by the Board. Place Where Corporate Records Kept 130. Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the Registered Office of the Company. Form and Use of Seal 131. The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda. 132. A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of: (i) any Director; (ii) any Officer; (iii) the Secretary; or (iv) any person authorised by the Board for that purpose. 133. A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents. ACCOUNTS Books of Account 134. The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to: (a) all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates; (b) all sales and purchases of goods by the Company; and (c) all assets and liabilities of the Company. 135. Such records of account shall be kept at the Registered Office of the Company, or subject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. Financial Year End 136. The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31 December in each year. AUDITS Annual Audit 137. Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every year.

26 Appointment of Auditor 138. If an Auditor is not otherwise appointed under these Bye-laws, subject to any waiver of the requirement to appoint an auditor pursuant to the Companies Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company. 139. The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during their continuance in office, be eligible to act as an Auditor of the Company. Remuneration of Auditor 140. Save in the case of an Auditor appointed pursuant to Bye-law 147, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Shareholders may determine. In the case of an Auditor appointed pursuant to Bye-law 147, the remuneration of the Auditor shall be fixed by the Board. Duties of Auditor 141. The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards. 142. The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Companies Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used. Change to the Company’s Auditors 143. Subject to Bye-law 147, no change to the Company’s Auditors may be made save in accordance with the Companies Act and until the same has been approved by a unanimous resolution of the Board and by the Shareholders at a general meeting with the requisite approval threshold in accordance with the Companies Act. Access to Records 144. The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company. Financial Statements 145. Subject to any rights to waive laying of accounts pursuant to the Companies Act, financial statements as required by the Companies Act shall be laid before the Shareholders in a general meeting. A resolution in writing made in accordance with Bye-law 78 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Shareholders in a general meeting.

27 Distribution of Auditor’s Report 146. The report of the Auditor shall be submitted to the Shareholders in a general meeting. Vacancy in the Office of Auditor 147. The Board may fill any casual vacancy in the office of the Auditor. VOLUNTARY WINDING UP AND DISSOLUTION 148. If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Shareholders at a general meeting, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability. MERGERS AND AMALGAMATIONS OR COVERED TRANSACTIONS 149. The Company may merge or amalgamate in accordance with the Companies Act, upon the approval of: (a) at least two-thirds (66.67%) of the Board and the affirmative vote of greater than fifty percent (50%) of the votes cast by Shareholders entitled to vote thereon at a general meeting of the Shareholders; or (b) less than two-thirds (66.67%) but greater than fifty percent (50%) of the Board and the affirmative vote of at least seventy-five percent (75%) of the votes cast by Shareholders entitled to vote thereon at a general meeting of the Shareholders. 150. Notwithstanding Bye-law 149, in order to authorise a Covered Transaction, the following procedures must be followed for a Covered Transaction to be validly authorised: (a) if the Board determines, acting reasonably, that a proposed transaction may constitute a Covered Transaction, the Board must form an Independent Committee with such determination of independence to be made pursuant to a resolution of the Board after consultation with counsel selected by the Board, and such determination(s) shall be final; (b) the Independent Committee shall be granted the authority, on behalf of the Board, to determine whether a proposed transaction is a Covered Transaction and to negotiate the terms and conditions of the Covered Transaction and to determine whether to recommend such proposed Covered Transaction, and such determination(s) will be final; provided that if the Independent Committee concludes that the proposed transaction is not a Covered Transaction, the provisions of this Bye-law shall not apply to such proposed transaction; and (c) after determination by the Independent Committee that a transaction is a Covered Transaction, the proposed Covered Transaction must be approved by:

28 (i) at least two-thirds of the members of the Independent Committee, (ii) a majority of the members of the Board, and (iii) a majority of the votes cast by Shareholders entitled to vote thereon; provided that any Shares held, directly or indirectly, by the Controlled Acquiror proposing the Covered Transaction will not count towards quorum, will not be entitled to vote and will be excluded from determining the requisite majority and the shares entitled to vote but Shares held by a Significant Shareholder or any Director or Executive Officer that owns an interest in any such Controlled Acquiror may be voted and will be included in determining the requisite majority and the shares entitled to vote. 151. "Controlled Acquiror" means a Person, other than the Company or one of its subsidiaries, in which (x) a Director, (y) an Executive Officer or (z) a Significant Shareholder, in each case, owns, individually or together with one or more other Directors, Executive Officers or Significant Shareholders, more than 25% of the total voting power of the issued shares of such Person entitled to vote at a general meeting and who is not, as of such date, as reasonably determined by the Company, eligible to make filings on Schedule 13G under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), with respect to the beneficial ownership (as such term is defined under the U.S. Exchange Act) of shares of the Company held by the Controlled Acquiror. A "Covered Transaction" in the context of these Bye-laws means (x) a merger or amalgamation, in each case, proposed by a Controlled Acquiror pursuant to Section 104, 104A, 104B or 104H of the Companies Act, as a result of which the shareholders of the Company immediately prior to the consummation of such Covered Transaction cease to own, immediately following the consummation of such Covered Transaction a majority of the total voting power of (1) the surviving or amalgamated company or the Company, as the case may be, or (2) if the surviving or amalgamated company or the Company, as the case may be, is a wholly owned subsidiary of another corporation immediately following such merger or amalgamation, the ultimate parent corporation of such surviving or amalgamated corporation or the Company, as the case may be, in such Covered Transaction; provided that any voting power held, directly or indirectly, by any Significant Shareholder and any Director or Executive Officer, in each case, whose ownership of voting power of a Person results in such Person becoming the Controlled Acquiror shall be taken into account in determining whether the shareholders of the Company hold a majority of the total voting power of the applicable Person immediately following the consummation of the Covered Transaction or (y) the sale, lease, transfer, conveyance or other disposition (other than by way of a merger or amalgamation) in one or a series of related transactions, of substantially all of the assets of the Company to a Controlled Acquiror. CHANGES TO CONSTITUTION Changes to Bye-laws 152. No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Companies Act and until the same has been approved by a resolution of the Board and by the Shareholders at a general meeting.

29 Changes to the Memorandum of Association 153. No alteration or amendment to the Memorandum of Association may be made save in accordance with the Companies Act and until same has been approved by a resolution of the Board and by the Shareholders at a general meeting. Discontinuance 154. The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Companies Act. Forum 155. In the event that any dispute arises concerning the Companies Act or out of or in connection with these Bye-laws, including any question regarding the existence and scope of any Bye-law and/or whether there has been any breach of the Companies Act or these Bye-laws by an Officer or Director (whether or not such a claim is brought in the name of a shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.